Exhibit 99.2

                          COMBINED FINANCIAL STATEMENTS
                    VALUE HEALTH PHARMACY BENEFIT MANAGEMENT
                 AS OF DECEMBER 31, 1997 AND FOR THE SEVEN-MONTH
                  PERIOD ENDED JULY 31, 1997 AND THE FIVE-MONTH
                         PERIOD ENDED DECEMBER 31, 1997

                    Value Health Pharmacy Benefit Management

                          Combined Financial Statements

                         As of December 31, 1997 and the
                     seven-month period ended July 31, 1997
                and the five-month period ended December 31, 1997

                                    CONTENTS

Report of Independent Auditors

Combined Financial Statements

Combined Balance Sheet
Combined Statements of Operations
Combined Statements of Changes in Stockholder's Equity
Combined Statements of Cash Flows
Notes to Combined Financial Statements

                         Report of Independent Auditors

Board of Directors
Value Health Pharmacy Benefit Management
Plymouth, Minnesota

     We have audited the accompanying combined balance sheet of Value Health Pharmacy Benefit Management ("Successor") as of December 31, 1997, and the related combined statements of operations, changes in stockholder's equity, and cash flows for the five-month period ended December 31, 1997 ("Successor period"). We also have audited Value Health Pharmacy Benefit Management ("Predecessor") combined statements of operations, changes in stockholder's equity, and cash flows for the seven-month period ended July 31, 1997 ("Predecessor period"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Value Health Pharmacy Benefit Management at December 31, 1997 and the combined results of its operations and its cash flows for the Successor period and Predecessor period in conformity with generally accepted accounting principles.

                                                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 4, 1998

                    Value Health Pharmacy Benefit Management
                             Combined Balance Sheet
                                 (IN THOUSANDS)
                                December 31, 1997

                                                                     SUCCESSOR
                                                                ----------------
ASSETS
Current assets:
   Cash and cash equivalents                                          $  32,036
   Accounts receivable, trade (net of allowance
     for bad debts of $25,233)                                          187,830
   Inventories                                                           13,140
   Prepaid expenses and other current assets                              3,218
   Deferred taxes                                                        38,201
                                                                ----------------
Total current assets                                                    274,425

Property, improvements and equipment, net                                99,652

Long-term investments                                                       455
Goodwill and other intangibles, net                                     256,012
Other assets                                                              8,139
                                                                ----------------
                                                                        264,606
                                                                ================
Total assets                                                           $638,683
                                                                ================

LIABILITIES AND STOCKHOLDER'S EQUITY Current liabilities:
   Payables to providers                                               $154,893
   Accounts payable and accrued expenses                                 51,205
   Merger-related and restructuring                                       3,325
   Accrued loss contracts                                                    83
   Accrued compensation                                                   5,265
   Current portion of capital lease obligations                             148
   Deferred revenue                                                         494
                                                                ----------------
Total current liabilities                                               215,413

Capital lease obligations, less current portion                             449
Other liabilities                                                         6,160
                                                                ----------------
Total liabilities                                                       222,022

Commitments and contingencies

Stockholder's equity                                                    416,661
                                                                ================
Total liabilities and stockholder's equity                             $638,683
                                                                ================

SEE ACCOMPANYING NOTES.

                    Value Health Pharmacy Benefit Management
                        Combined Statements of Operations
                                 (IN THOUSANDS)

                                                                     PREDECESSOR             SUCCESSOR
                                                                 =========================================
                                                                     PERIOD FROM            PERIOD FROM
                                                                     JANUARY 1 TO           AUGUST 1 TO
                                                                    JULY 31, 1997        DECEMBER 31, 1997
                                                                 =========================================
Revenues and interest:
   Prescription drugs, services                                         $657,444              $ 488,594
   Prescription drugs, products                                          224,982                158,227
   Other, net                                                             (1,121)                   107
   Interest income                                                           267                     53
                                                                 -----------------------------------------
Total revenues and interest                                              881,572                646,981

Expenses:
   Costs of services                                                     583,407                442,445
   Costs of products                                                     185,390                134,665
   Selling, general and administrative                                    89,261                 44,239
   Depreciation and amortization                                           8,604                 10,115
   Amortization of goodwill                                                2,150                  7,332
   Interest expense                                                           30                    118
   Write-down of goodwill                                                      -                273,000
                                                                 ----------------------------------------
Total expenses                                                           868,842                911,914
                                                                 ----------------------------------------

Income (loss) before income taxes                                         12,730               (264,933)
Provision for income taxes                                                 6,410                  6,114
                                                                 ----------------------------------------

Net income (loss) before cumulative effect of a change
   in accounting principle                                                 6,320               (271,047)

Cumulative effect of a change in accounting for
   reengineering costs, net of taxes of $2,059                                 -                 (3,088)
                                                                 ----------------------------------------
Net income (loss)                                                      $   6,320              $(274,135)
                                                                 ----------------------------------------


SEE ACCOMPANYING NOTES.


                    Value Health Pharmacy Benefit Management
             Combined Statements of Changes in Stockholder's Equity
                                 (IN THOUSANDS)

PREDECESSOR

Balance at December 31, 1996                           $273,244
   Net income                                             6,320
   Net distributions to parent                          (12,416)
                                               =====================
Balance at July 31, 1997                               $267,148
                                               =====================


SUCCESSOR

Initial investment at July 31, 1997                    $698,145
   Net distributions to parent                           (7,349)
   Net loss                                            (274,135)
                                               =====================
Balance at December 31, 1997                           $416,661
                                               =====================


SEE ACCOMPANYING NOTES.

                    Value Health Pharmacy Benefit Management
                        Combined Statements of Cash Flows
                                 (IN THOUSANDS)

                                                                     PREDECESSOR             SUCCESSOR
                                                                 ==========================================
                                                                 PERIOD FROM JANUARY        PERIOD FROM
                                                                         1 TO               AUGUST 1 TO
                                                                    JULY 31, 1997        DECEMBER 31, 1997
                                                                 ==========================================
OPERATING ACTIVITIES
Net income (loss)                                                       $  6,320           $(274,135)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Depreciation and amortization                                         8,604              10,115
     Provision for bad debts, including notes receivable                   6,843                 849
     Deferred taxes                                                       14,678              (1,700)
     Amortization and write-down of goodwill                               2,150             280,332
     Loss on sale of assets                                                1,606                 520
     Change in operating assets and liabilities:
       Accounts receivable                                                26,726              36,468
       Inventories                                                        17,233              (3,175)
       Other current and noncurrent assets                                 3,343               2,636
       Payable to providers                                               23,225             (51,756)
       Accounts payable and accrued expenses                               8,027               3,598
       Merger-related and restructuring expense                           (7,683)              2,224
       Accrued loss contracts                                             (4,993)               (302)
       Other current and noncurrent liabilities                            8,990                (876)
                                                                 ------------------------------------
Net cash provided by operating activities                                115,069               4,798

INVESTING ACTIVITIES
Capital expenditures                                                     (36,801)            (24,192)
Proceeds from sale of fixed assets                                             4               2,437
                                                                 ------------------------------------
Net cash used in investing activities                                    (36,797)            (21,755)

FINANCING ACTIVITIES
Net payments to parent                                                   (22,330)            (16,084)
Payments of capital lease obligations                                        (31)                (52)
                                                                 ------------------------------------
Net cash used in financing activities                                    (22,361)            (16,136)
                                                                 ------------------------------------

Net increase (decrease) in cash and cash equivalents                      55,911             (33,093)

Cash and cash equivalents at beginning of period                           9,218              65,129
                                                                 ------------------------------------
Cash and cash equivalents at end of period                             $  65,129          $   32,036
                                                                 ------------------------------------

SEE ACCOMPANYING NOTES.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

On April 1, 1998, Express Scripts, Inc. ("Express Scripts") acquired the outstanding common stock of Value Health, Inc. ("VHI") from Columbia/HCA Healthcare Corporation ("Columbia"). Prior to the acquisition, Columbia spun-off or otherwise disposed of various VHI subsidiaries such that, on April 1, 1998 the subsidiaries of VHI included only its remaining subsidiaries, which operate in the pharmacy benefits management (PBM) business. These financial statements present the combined financial position, results of operations and cash flows of the PBM business of VHI, herein referred to as Value Health Pharmacy Benefit Management or the Company, as if it were a separate entity for all periods presented. The combined financial statements include the accounts of Cost Containment Corporation of America; Denali Associates, Inc. (D/B/A Complete Pharmacy Network); Diagnostek, Inc.; Health Care Services, Inc.; Health Information Designs, Inc.; Medcounter, Inc.; Prescription Drug Services, Inc.; RxNet, Inc.; ValueRx Northeast, Inc.; ValueRx of Iowa, Inc.; and ValueRx Pharmacy Program, Inc. All material intercompany transactions and balances have been eliminated in combination. The combined financial statements exclude the accounts of Medintell Systems Corporation ("Medintell"), a developer and marketer of advanced pharmacy information systems and services. On January 10, 1996, VHI issued common stock valued at $22,997,000 to acquire Medintell. This transaction was accounted for as a purchase. On August 28, 1997, certain Medintell assets were sold for $1,410,000.

On August 6, 1997, Columbia acquired VHI. For financial statement purposes, the acquisition was accounted for effective as of July 31, 1997 under the purchase method. The Company's financial statements as of and for the five-month period ended December 31, 1997 ("Successor") reflect the application of purchase accounting by Columbia, having pushed down to the Company an initial goodwill of $527,896,000.

Subsequent to the August 1997 acquisition, Columbia decided to sell various businesses of VHI, including the Company. Based on cash offers received, Columbia wrote down its investment in the Company by $273,000,000 as of December 31, 1997. Such write-down was pushed down and is reflected in the Company's balance sheet and statement of operations as of and for the five-month period ended December 31, 1997. The financial statements for the seven-month period ended July 31, 1997 ("Predecessor") are presented on the historical basis of accounting.

NATURE OF BUSINESS

The Company administers a pharmacy program through a preferred provider organization and also administers a mail order pharmacy program. Prescription drugs are provided to program members for a fee that is based on either a fixed charge per prescription (fee-for-service) or a fixed per capita payment paid each month (capitation fee) by program sponsors, employers and insurers. These contracts are negotiated on a one-to-three year basis and the majority are subject to cancellation after the initial term of the contract by the employer group or the Company upon 90 days' written notice.

The Company received revenues from its five major customers totaling approximately 17% and 20% of total revenues for the seven-month period ended July 31, 1997 and the five-month period ended December 31, 1997, respectively.

Certain VHI centralized general and administrative functions, including legal, accounting, tax, treasury, employee benefits, sales and marketing and insurance services have been allocated to the Company. Fees allocated for those services ($1,300,000 for the seven-month period ended July 31, 1997) were allocated based on a percentage of adjusted pre-tax earnings of the Company. During Columbia's ownership, the services provided were more limited and no fee was allocated. In the opinion of management, VHI's methods for allocating such costs to the Company were reasonable. However, such costs are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions.

USE OF ESTIMATES

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas that require the use of management's estimates relate to rebates receivable, the determination of the allowance for bad debts and accruals for loss contracts and merger and restructuring related expenses.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, investments with original maturities of three months or less are considered to be cash equivalents.

INVENTORIES

Inventories consist of prescription drugs and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

The Company purchased a majority of its pharmaceutical products through one wholesaler for the year ended December 31, 1997. The Company believes that other alternative sources are readily available in the event needed.

FIXED ASSETS

Fixed assets are recorded at cost. The Company uses a straight-line method of depreciation over the estimated useful lives of the assets, which range from three to twenty-five years. Assets acquired under capital lease agreements are recorded at the lesser of the present value of the minimum lease payments or the fair value of the underlying asset. These assets are amortized on a straight-line basis over periods consistent with the Company's depreciation policy for similar purchased assets or over the lease term, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred and renewals and improvements are capitalized. Upon sale or retirement of fixed assets, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Included in equipment and software at December 31, 1997 are capitalized computer software costs, related to purchased software and software developed internally of $54,266,000. Accumulated amortization on computer software was $4,449,000 at December 31, 1997 and is included in accumulated depreciation and amortization. The Company uses the straight-line amortization method over estimated useful lives of the software, which range from three to five years.

CHANGE IN ACCOUNTING FOR REENGINEERING COSTS

The Company capitalized certain costs for the development of software for internal use, some of which related to reengineering activities. In accordance with EITF Issue 97-13, ACCOUNTING FOR COSTS INCURRED IN CONNECTION WITH A CONSULTING OR AN INTERNAL PROJECT THAT COMBINES BUSINESS PROCESS REENGINEERING AND INFORMATION TECHNOLOGY TRANSFORMATION, the Company changed its policy of accounting for such previously capitalized reengineering costs in the fourth quarter of 1997 and expensed $3,088,000, net of tax, of such costs as the cumulative effect of a change in accounting.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill related to acquisitions represents the excess of cost over fair value of net tangible and separately identifiable intangible assets acquired, and is amortized on a straight-line basis over 15 to 40 years. Accumulated amortization of goodwill resulting from the Columbia acquisition and pushed down to the Company was $7,332,000 at December 31, 1997. The Company reviews its amortization policy and carrying value of goodwill and other intangible assets on an ongoing basis. This review includes an analysis of whether carrying values and amortization periods are appropriate based upon product life cycle, company performance compared to expectations and industry practice.


If this review indicates that goodwill and other intangible assets will not be recoverable, as determined based on future undiscounted cash flows of the entity or book of business acquired over the remaining amortization period, the Company's carrying value of the goodwill and other intangible assets is reduced by the estimated cash flow shortfall. As noted under Basis of Presentation above, Columbia wrote down the goodwill related to its acquisition of the Company by $273,000,000 in December 1997.

PAYABLES TO PROVIDERS

Payables to providers represent amounts owed to network pharmacies and rebates payable. Payables to providers are recorded as services are rendered.

LOSS CONTRACTS

The Company reviews its various contracts to determine whether estimates of future revenues, excluding investment income, are sufficient to cover future costs of providing services and settling claim payments. For purposes of evaluating potential loss contracts, only incremental costs are included in determining the costs to provide services and settle claim payments. Estimated future costs in excess of future revenues from such contracts are accrued and charged to operations.

REVENUE RECOGNITION

Revenues from dispensing prescription products from the Company's mail service pharmacies are recorded upon shipment. Revenues from sales of prescription drugs by pharmacies in the Company's nationwide network as well as pharmacy claims processing revenues are recognized when the claims are adjudicated. When the Company has an independent contractual obligation to pay its network pharmacy providers for benefits provided to members of its clients' pharmacy benefit plans, the Company includes payments from the plan sponsors for these benefits as revenues and payments to these pharmacy providers as costs of services or products. If the Company is administering only the plan sponsors' network pharmacy contracts, the Company records fees derived from these contracts as net revenue.

COSTS OF SERVICES AND PRODUCTS

Costs of services and products include product costs, pharmacy claims payments and other direct costs associated with dispensing prescriptions and claims processing operations, reduced by rebates received from pharmaceutical manufacturers in connection with the Company's drug purchasing and formulary management programs, and incremental discounts from existing vendor relationships.

Pharmaceutical manufacturer rebate arrangements contribute to the Company's profitability. The Company intends to continue seeking such arrangements in the future, but there can be no assurance future arrangements will be secured on similar terms.

INCOME TAXES

The Company, including all of its subsidiaries and affiliates, was included historically in the consolidated federal income tax returns filed by VHI and Columbia for their respective periods of ownership. For purposes of these stand-alone financial statements, the provision for income taxes has been determined as if the Company had filed separate tax returns for the periods presented.

Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

2. PROPERTY, IMPROVEMENTS AND EQUIPMENT

Property, improvements and equipment of the Company consisted of the following at December 31, 1997 (in thousands):


Land                                                         $    2,621
Buildings and improvements                                        5,778
Furniture and fixtures                                            6,115
Equipment and software                                           88,630
Leasehold improvements                                            6,234
                                                        --------------------
                                                                109,378
Less accumulated depreciation and amortization                   (9,726)
                                                        ====================
                                                              $  99,652
                                                        ====================

3. LOSS CONTRACTS

The Company had approximately $5.4 million accrued for loss contracts as of December 31, 1996, the adequacy of which was evaluated on an ongoing basis. No loss accrual was considered necessary at December 31, 1997 as all capitated contracts had been terminated during 1997.

4. LEASE OBLIGATIONS

CAPITAL LEASES

As of December 31, 1997, future minimum lease payments due under noncancelable capital leases with terms in excess of one year are as follows (in thousands):


YEAR ENDED DECEMBER 31
1998                                                                   $174
1999                                                                    182
2000                                                                    182
2001                                                                    114
                                                                    ------------
Total future minimum lease payments                                     652
Less amount representing interest                                        55
                                                                    ------------
Present value of minimum lease payments                                 597
Less current portion                                                    148
                                                                    ------------
Capital lease obligations, less current portion                        $449
                                                                    ============


Included in fixed assets are the following assets under capital leases (in thousands):

                                                                    DECEMBER 31,
                                                                        1997
                                                                   -------------
Equipment and software                                                 $830
Less accumulated depreciation and amortization                         (358)
                                                                   =============
                                                                       $472
                                                                   =============

OPERATING LEASES

The Company has cancelable and noncancelable operating lease agreements for equipment and office space, which include renewable options. Total rental expense was approximately $1,815,000 and $1,296,000 for the seven-month period ended July 31, 1997 and the five-month period ended December 31, 1997, respectively. The Company's net minimum future lease payments under noncancelable operating leases are as follows:

                                                                      NET
                          MINIMUM LEASE    MINIMUM SUB-LEASE       MINIMUM
                           PAYMENTS           INCOME               PAYMENTS
                      --------------------------------------------------------

1998                      $  3,049,630      $   (574,001)       $  2,475,629
1999                         2,578,209          (591,221)          1,986,988
2000                         2,231,912          (608,958)          1,622,954
2001                         2,165,689          (627,227)          1,538,462
2002                         2,336,116          (646,043)          1,690,073
Thereafter                  15,574,301        (1,759,449)         13,814,852
                      ========================================================
                           $27,935,857       $(4,806,899)        $23,128,958
                      ========================================================

5. OTHER EMPLOYEE BENEFITS

Prior to Columbia's acquisition of VHI, employees of the Company participated in VHI's 401(k) Retirement Savings Plan (the Savings Plan). Company contributions to the plan were determined annually and were based on contributions of participating employees. The cost of this plan charged to the Company was approximately $383,000 for the seven month period ended July 31, 1997. Employees of the Company with balances in VHI's plan were allowed to transfer their balances and accumulated Company contributions, vested and unvested, to Columbia's plan. Company contributions for the period August 1 to December 31, 1997 were $266,000.

6. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                         PREDECESSOR             SUCCESSOR
                                                   ============================================
                                                         PERIOD FROM            PERIOD FROM
                                                        JANUARY 1 TO            AUGUST 1 TO
                                                        JULY 31, 1997        DECEMBER 31, 1997
                                                   ============================================
Cash paid during the period for (in thousands):
       Interest                                         $       30                   $118
       Income taxes                                         37,600                      -


7. INCOME TAXES

     The provision (benefit) for income taxes for the periods ended July 31 and December 31, 1997 consisted of the following (in thousands):


                               PREDECESSOR              SUCCESSOR
                         ================================================
                               PERIOD FROM             PERIOD FROM
                              JANUARY 1 TO             AUGUST 1 TO
                              JULY 31, 1997         DECEMBER 31, 1997
                         ================================================
Currently payable:
  Federal                       $  (606)                $(3,419)
  State                           1,286                     865
Deferred taxes:
  Provision                       5,157                   6,609
  Valuation allowance               573                       -
                         =================================================
                                 $6,410                 $ 4,055
                         =================================================

The tax benefits of carryforwards and temporary differences related to the net deferred tax asset at December 31, 1997 are as follows (in thousands):


Carryforwards:
  Net operating loss carryforwards related to
    prior purchase business combinations                              $  8,122

Temporary differences:
  Estimated claims liabilities                                          24,390
  Accounts receivable reserves, accruals and other                      12,432
  Other                                                                     61
  Depreciation and amortization                                         (4,018)
                                                                   ------------
                                                                        32,865
                                                                   ------------

   Net deferred tax asset                                               40,987
   Valuation allowance                                                  (2,786)
                                                                   ============
   Reported deferred tax asset                                         $38,201


Management believes that sufficient taxes were paid in the carryback period and that sufficient taxable income will be generated in the future to realize the net deferred tax benefits.

During the seven-month period ended July 31, 1997, the valuation allowance increased by $573,000. The valuation allowance is related to prior business combinations accounted for as purchases and has been maintained primarily due to the uncertainty regarding the timing of net operating loss utilization. Should deferred tax assets subsequently be recognized for such carryforwards, the reduction of the valuation allowance will be offset by a corresponding reduction of goodwill.


The Company's effective income tax rate differs from the federal statutory income tax rate as follows:


                                           PREDECESSOR             SUCCESSOR
                                        =============================================
                                        PERIOD FROM JANUARY 1  PERIOD FROM AUGUST 1
                                                  TO                   TO
                                            JULY 31, 1997        DECEMBER 31, 1997
                                        =============================================

Federal tax at statutory rate                35.0%                 (35.0)%
State income tax, net                         5.0                    0.3
Nondeductible goodwill, merger
  and other expenses                          5.8                   37.0
Change in valuation allowance                 4.5                       -
                                        ==============================================
                                             50.3%                   2.3%
                                        ==============================================


Subject to certain statutory and regulatory limitations, the Company had the following income tax carryforwards available at December 31, 1997 (in thousands):

                                                                                       YEARS OF
                                                                          AMOUNT      EXPIRATION
                                                                   -----------------------------------

U.S. federal regular net operating loss carryforwards acquired in purchase business combinations available for offset
     against future taxable income                                         $22,168     2002-2007


8. RELATED PARTIES AND CERTAIN TRANSACTIONS

In connection with a 1995 merger, the Company entered into a Consulting Agreement and an Agreement Not to Compete. Under the Consulting Agreement, the Company will pay the former chief executive officer an annual consulting fee of $120,000 and make continued payments of certain split dollar life insurance policy premiums at an amount not to exceed $327,000 per year. The term of the Consulting Agreement, which commenced July 28, 1995, is five years. Under the Agreement Not to Compete, the Company paid $3.5 million on January 2, 1996 in exchange for agreement from the former chief executive officer not to compete with the Company in any of its businesses and not to solicit or otherwise intentionally interfere with the Company's employees or customers for a 10-year period beginning July 28, 1995.

In connection with Columbia's acquisition of VHI in 1997, one-year consulting and three-year non-compete agreements were executed with two executive officers of VHI. The present value of these agreements of $6,903,000 was recorded as of the acquisition and is being amortized over the periods of the agreements.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Financial instruments include cash and short-term investments, long-term investments, accounts receivable, accounts payable and accrued expenses. The methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

CASH AND SHORT-TERM INVESTMENTS

The carrying amount for cash and short-term investments is a reasonable estimate of those assets' fair value. There are no established trading markets for these loans, which management intends to hold to maturity. Generally, fair value is determined by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. However, due to the nature of certain notes receivable, it is impractical to determine fair value.

ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The carrying value of accounts receivable, accounts payable and accrued expenses approximates their fair values due to their short maturities.

LONG-TERM INVESTMENTS

Fair value for these securities is based on quoted market prices. At December 31, 1997, long-term investments are carried at fair value.

10. COMMITMENTS AND CONTINGENCIES

In September 1995, two purported shareholder class action lawsuits, Freedman v. Value Health, Inc., et al. and Balkheimer, et al. v. Value Health, Inc., et al., were filed in the United States District Court for the District of Connecticut against VHI, certain of its current and former directors and senior officers and Nunzio Desantis. The two lawsuits, which assert claims under the Securities Act and the Exchange Act, allege principally that VHI and the individual defendants made false or misleading statements to the public in connection with VHI's acquisition of Diagnostek in 1995. The complaints, which were consolidated on February 16, 1996, do not specify the amount of damages sought.

On July 11, 1994, a purported shareholder class action lawsuit, Bash, et al. v. Diagnostek, et al. (Bash I) was filed in federal court in New Mexico against Diagnostek and certain of its former directors and senior officers alleging that the defendants made false or misleading statements to the public in connection with Diagnostek's financial results for the fiscal year ended March 31, 1994, the termination in August 1994 of Diagnostek's contracts with subsidiaries of CIGNA Corp. and the announcement in August 1994 of the award to Diagnostek of a contract with CHAMPUS. On September 10, 1996, the parties settled for $11,700. Diagnostek funded approximately $3,000 of the settlement. The remainder was funded by insurance carriers. In a second action, Bash, et al. v. Value Health, Inc., et al. (Bash II), the Bash I plaintiffs filed suit in federal court in New Mexico on December 15, 1995 against the same defendants, as well as VHI and certain of its current or former directors and officers, asserting the same factual allegations made in Bash I and, in addition, alleging that VHI and certain individual defendants made false and misleading statements to the public in connection with VHI's acquisition of Diagnostek in 1995. The complaint asserts claims under the Securities Act and the Exchange Act as well as common law claims. The complaint does not specify the amount of damages sought. In 1997, the Bash II plaintiffs filed an amended complaint that deleted those allegations that overlapped with the allegations contained in the Bash I complaint. On April 24, 1998, the Bash II lawsuit and the Freedman lawsuit were consolidated.

VHI intends to defend the allegations in the lawsuits described above vigorously. In connection with the acquisition of the outstanding common stock of VHI by Express Scripts, Columbia/HCA Healthcare Corporation has agreed to provide full indemnification to Express Scripts for any adverse outcome of these matters.

The Company is involved in other litigation and claims arising in the normal course of business. The Company believes that resolution of all these matters will not result in any payment that, in the aggregate, would be material to the combined financial position or combined results of operations or cash flows of the Company.

During 1996, the Company negotiated an arrangement with a large outsourcing systems vendor to provide outsourcing services for the Company's data center operations. The agreement is for a five-year term, which expires in November 2001, with approximately $25 million in fees to be paid by the Company over the life of the agreement.

Columbia is involved in other various investigations by government agencies into billing practices, possible provider overpayments and compliance with laws and regulations. Columbia is also the subject of a formal order of investigation by the Securities and Exchange Commission (the "Commission"). Columbia understands that the Commission investigation includes the anti-fraud, periodic reporting and internal accounting control provisions of the federal securities laws. None of the entities comprising the Company have been named directly in any of these investigations at this time and management has no reason to believe that they will be named in the future. Management does not expect the ultimate resolution of these matters will have a material impact on the Company.